UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2024

TriplePoint Private Venture Credit Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-01327	84-3383695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
(650) 854-2090
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On December 13, 2024, the Board of Directors (the “Board”) of TriplePoint Private Venture Credit Inc. (the “Company”) appointed Mike L. Wilhelms to serve as Chief Financial Officer of the Company, effective as of January 6, 2025, on which date he will replace Brandon Campbell, the Company’s current interim Chief Financial Officer.
Mr. Wilhelms, 55, will also serve as the Chief Financial Officer of TriplePoint Venture Growth BDC Corp., a business development company, TriplePoint Capital LLC and TriplePoint Advisers LLC effective as of January 6, 2025. Mr. Wilhelms has served since December 2021 as the Chief Financial Officer of Sabal Capital Holding Company, LLC, the holding company for Sabal Investment Advisors, LLC, an SEC-registered investment adviser that provides investment management services to institutional investors focused on debt and equity investments. From January 2020 until its sale to Regions Bank in December 2021, Mr. Wilhelms also served as the Chief Financial Officer of Sabal Capital Partners, LLC, a commercial real estate lending platform that maintained a servicing portfolio of nearly $5 billion. Prior to Sabal, Mr. Wilhelms was at Crescent Capital Group LP, a middle-market lending platform and SEC-registered investment adviser. While at Crescent Capital Group LP, he served as Chief Financial Officer of the company’s first public fund, Crescent Capital BDC, Inc., from April 2015 to December 2019. Mr. Wilhelms was also the Chief Financial Officer of Triad Financial Corporation, and started his career at KPMG in 1993 in the assurance practice, specializing in financial services. Mr. Wilhelms received a B.A. in Business Economics from the University of California Santa Barbara and is a Certified Public Accountant (CPA) (inactive).
The Company will not pay cash compensation or provide other benefits directly to Mr. Wilhelms. Mr. Wilhelms will be an employee of TriplePoint Capital LLC, the indirect sole owner of the Company’s administrator, TriplePoint Administrator LLC (the “Administrator”), which is compensated for the services it provides to the Company pursuant to the terms of the administration agreement between the Company and the Administrator (the “Administration Agreement”). Pursuant to the Administration Agreement, the Company makes payments equal to its allocable portion of the Administrator’s overhead and other expenses associated with performing its obligations under the Administration Agreement, which will include, but not be limited to, the Company’s allocable portion of the costs of compensation of Mr. Wilhelms.
Mr. Wilhelms: (i) was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors or other executive officers; and (iii) other than as disclosed herein, has not engaged, since the beginning of the Company’s last fiscal year, nor currently proposes to engage, in any transaction in which the Company was or is a participant.

Item 8.01    Other Events
On December 13, 2024, the Board declared (i) a $0.41 per share regular dividend on shares of the Company’s common stock and (ii) a $0.10 per share special dividend on shares of the Company’s common stock, each of which will be payable in cash on December 27, 2024 to stockholders of record at the close of business on December 13, 2024.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Private Venture Credit Inc.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer
Date: December 18, 2024